Recording Requested By and
When Recorded Mail To:

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                   DEED TO SECURE DEBT AND SECURITY AGREEMENT
                                  (Wood Lake)


                                      From

                          CENTURY PROPERTIES FUND XIX
                                   as Grantor


                                       To

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                   as Grantee


                               December 15, 1995








THIS DEED TO SECURE DEBT SECURES A PROMISSORY NOTE IN THE AMOUNT OF $22,000,000 (THE "NOTE"). THE NOTE IS ALSO SECURED BY TWO OTHER DEEDS TO SECURE DEBT ALSO BEING FILED SIMULTANEOUSLY HEREWITH IN THE RECORDS OF COBB COUNTY, GEORGIA. GEORGIA INTANGIBLES TAX ON THE NOTE IN THE AMOUNT OF $25,000 IS BEING PAID IN CONJUNCTION WITH THE FILING OF THE FIRST OF THE THREE DEEDS TO SECURE DEBT.





                   DEED TO SECURE DEBT AND SECURITY AGREEMENT


                               TABLE OF CONTENTS
                                                                           Page

1.       Payment of Indebtedness.......................................... 6
2.       Covenants of Title................................................7
3.       Usury.............................................................7
4.       Impositions.......................................................8
5.       Tax Deposits......................................................9
6.       Change in Taxes..................................................11
7.       Insurance........................................................12
8.       Insurance/Condemnation Proceeds..................................13
9.       Restoration Following Fire and Other Casualty or Condemnation....14
10.      Disposition of Condemnation or Insurance Proceeds................20
11.      Fire and Other Casualty; Self-Help...............................22
12.      Rent Insurance Proceeds..........................................23
13.      [INTENTIONALLY LEFT BLANK].......................................24
14.      Repair; Alterations; Waste; Environmental........................24
15.      Environmental Indemnification....................................29
16.      Independence of Security.........................................29
17.      No Other Liens...................................................30
18.      Management.......................................................30
19.      [INTENTIONALLY LEFT BLANK].......................................31
20.      Sidewalks, Municipal Charges.....................................31
21.      Assignment of Rents and Leases...................................31
22.      Future Leases....................................................33
23.      Grantor's Obligations as Lessor..................................34
24.      Leases; Foreclosure..............................................35
25.      [INTENTIONALLY LEFT BLANK].......................................35
26.      Events of Default................................................35
27.      Remedies Upon Default............................................37
28.      Acceleration Interest............................................43
29.      Late Charge......................................................44
30.      Security Interest................................................44
31.      Right of Entry...................................................46
32.      Estoppel Certificate.............................................46
33.      Annual Statements................................................46
34.      Rights Cumulative................................................48
35.      Subrogation......................................................48
36.      No Waiver........................................................48
37.      Deed Extension...................................................48
38.      Indemnification..................................................49
39.      Nonrecourse......................................................49
40.      Attorneys' Fees..................................................51
41.      Administrative Fees..............................................51
42.      Protection of Security; Costs and Expenses.......................52
43.      Notices..........................................................53
44.      Release..........................................................54
45.      Applicable Law...................................................54

46.      Invalidity.......................................................54
47.      Captions.........................................................55
48.      Modifications....................................................55
49.      Bind and Inure...................................................55
50.      Replacement of Note..............................................55
51.      Time of the Essence..............................................56
52.      Waiver of Grantor's Rights.......................................56
53.      Discontinuance of Proceedings....................................57
54.      Limitations on Transfers.........................................57
55.      Sale of Security.................................................62

Exhibit A - Description of Land
Exhibit B - Description of Debtor and Secured Party


                   DEED TO SECURE DEBT AND SECURITY AGREEMENT

            THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (hereinafter referred to as this "Deed") is made as of the 15th day of December, 1995, by CENTURY PROPERTIES FUND XIX, a California limited partnership whose general partner is Fox Partners II, a California general partnership, having its principal place of business at 5665 Northside Drive, N.W., Suite 370, Atlanta, Georgia 30328 (hereinafter referred to as "Grantor"), to CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation having its principal place of business at 900 Cottage Grove Road, Bloomfield, Connecticut 06002 (hereinafter referred to as "Grantee").

                                  WITNESSETH:

            THAT, to secure (i) payment to Grantee of the principal indebtedness of Twenty Two Million and No/100 Dollars ($22,000,000) together with interest thereon, as evidenced by that certain promissory note (hereinafter referred to as the "Note") of even date herewith, and any renewals, extensions or modifications thereof, given by Grantor to Grantee and made payable to the order of Grantee, with the final payment being due and payable on January 1, 2003, in and by which Note the Grantor promises to pay the said principal indebtedness and interest at the rate and in installments as provided in the Note, (ii) the performance of the covenants herein contained and the payment of any monies expended by Grantee in connection therewith, (iii) the payment of all obligations and the performance of all covenants of Grantor under any other loan documents, agreements or instruments between Grantor and Grantee given in connection with or related to this Deed or the Note and (iv) any and all additional advances made by Grantee to protect or preserve the Security (hereinafter defined) or the security interest created hereby on the Security, or for taxes, assessments, or insurance premiums as hereinafter provided or for performance of any of Grantor's obligations hereunder or for any other purpose provided herein (whether or not the original Grantor remains the owner of the Security at the time of such advances) (all of the aforesaid indebtedness and obligations of Grantor being herein called the "Indebtedness", and all of the documents, agreements and instruments between Grantor and Grantee now or hereafter evidencing or securing the repayment of, or otherwise pertaining to, the Indebtedness being herein collectively called the "Loan Documents"), Grantor does hereby mortgage, grant, bargain, sell, assign, pledge, transfer, and convey unto Grantee and to Grantee's successors and assigns forever, all of the following described land, improvements real and personal property and all of its estate, right, title and interest therein (hereinafter collectively called the "Security"):

            The land described in Exhibit A attached hereto and made a part hereof, situate, lying and being in the County of Cobb, and State of Georgia (the "Land");

            TOGETHER with all buildings and other improvements now or hereafter located on said Land or any part thereof including but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances to the Security (the "Improvements");

            TOGETHER with all of the right, title and interest of Grantor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

            TOGETHER with the right to use, in perpetuity, in connection with the operation of the Security the name "Wood Lake Apartments" and any other name similar thereto;

            TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals and privileges, belonging or in any way appertaining to the Land and/or Improvements including without limitation (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Grantor has a right to drain water or sewage (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operating of the Land and/or the Improvements;

            TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal, or state authorities to the present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby assigned to Grantee, and Grantee, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness, notwithstanding the fact that such amount may not then be due and payable; and Grantor hereby covenants and agrees to and with Grantee, upon request by Grantee, to make, execute and deliver, at Grantor's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Grantee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards, collectively, the "Real Property");

            TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

            TOGETHER with all fixtures, machinery, equipment, goods, and every other article of personal property, tangible and intangible, now or hereafter attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Grantor, including, but without limitation: all partitions; screens; awnings; shades; blinds; floor coverings; hall and lobby equipment; heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures; vacuum cleaning systems; call systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; all equipment, manual, mechanical and motorized, for the transportation of customers or employees to and from the store facilities on the Real Property; all telephone, computers, and other electronic equipment and appurtenances thereto, including software; and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; and all building materials, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which are declared to be a part of the realty and covered by the lien and security title hereof, but said lien and security title shall not cover any fixture, machinery, equipment or article of personal property which is owned by a tenant and not required for the operation or maintenance of the Real Property, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the realty and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien and security title hereof, but said lien and security title shall include any other fixture, machinery, equipment or article of personal property so incorporated into the Improvements so as to constitute realty under applicable law, whether or not owned by the Grantor;

            TOGETHER with all of Grantor's books of account and records relating to the Security, including all computers and software relating thereto;

            TOGETHER with all contracts for sale and leases in the nature of sales of the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of Grantor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all proceeds and revenue arising from or out of the Real Property or any part thereof; all licenses, permits, franchises, governmental approvals and all sanitary sewer, drainage, water and utility service agreements benefiting the Real Property or any part thereof, together with all accounts, general intangibles, documents, instruments and chattel paper arising from or in connection with the Real Property, including all books and records in connection therewith; and all rights of Grantor under any leases, covenants, agreements, easements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Real Property or any part thereof; (all of the tangible and intangible personal property described in this and the previous two paragraphs, collectively, the "Personal Property");

            TOGETHER with all of the right, title and interest of Grantor in and to all and singular the tenements, hereditaments and appurtenances thereunto belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Grantor, either in law or in equity, in and to the Security; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Grantor in or to the Security, and if Grantor shall at any time acquire any further estate or interest in or to the Security, the lien and security title of this Deed shall attach, extend to, cover and be a lien and security title upon such further estate or interest automatically without further instrument or instruments, and Grantor, upon request of Grantee, shall execute such instrument or instruments as shall reasonably be requested by Grantee to confirm such security title, security interest and lien, and Grantor hereby irrevocably appoints Grantee as Grantor's attorney-in-fact (which appointment is coupled with an interest) to execute all such instruments if Grantor shall fail to do so within ten (10) days after demand;

            TO HAVE AND TO HOLD the Security, and each and every part thereof, unto Grantee and its successors and assigns forever, in fee simple as to the Real Property, for the purposes and uses herein set forth.

            This Deed is intended (i) to constitute a security agreement as required under the Uniform Commercial Code of the State of Georgia and (ii) to operate and to be construed as a deed passing the title to the Security to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to Deeds to Secure Debt, and not as a mortgage (including, without limitation, Chapter 44-14 of the Official Code of Georgia Annotated
1982).

            Should the Indebtedness be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Deed shall be cancelled and surrendered pursuant to the Laws of the State of Georgia.

            AND, Grantor hereby further covenants, agrees and warrants as follows:

         1. Payment of Indebtedness. Grantor will pay the principal indebtedness and interest thereon in accordance with the provisions of the Note and all prepayment charges, late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements and pay all sums provided in (i) each of the Note or any other promissory note or notes at any time hereafter issued to evidence the Indebtedness (ii) this Deed and (iii) any and all other Loan Documents, all in the manner herein or therein set forth. Each of the persons and/or entities constituting Grantor hereunder shall be fully liable for such payment and performance, and such liability shall be joint and several.

         2. Covenants of Title. Grantor has good and indefeasible title to the entire Real Property in fee simple, has absolute unencumbered title to the Personal Property, and has good right and full power to sell, mortgage and convey the same; the Security is free and clear of easements, restrictions, liens, leases and encumbrances, except those easements, restrictions, liens, leases and encumbrances listed on Schedule B of the policy or policies of title insurance delivered to Grantee as of the recordation of this Deed (the "Permitted Encumbrances"), to which this Deed is expressly subject, or which may hereafter be created in accordance with the terms hereof; and Grantor will warrant and defend title to the Security against all claims and demands whatsoever except the Permitted Encumbrances. Grantee shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien and security title of this Deed or otherwise enforce any of the rights of Grantee hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.


         3. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of the Note, this Deed, or any other Loan Documents, at the time performance of such provision shall be due, shall violate any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under the Loan Documents that is in excess of the limit of such validity. In no event shall Grantor be bound to pay for the use, forbearance or detention of the money loaned pursuant to the Loan Documents, interest of more than the current legal limit, the right to demand any such excess being hereby expressly waived by Grantee.

         4. Impositions. Grantor will pay (if and to the extent Grantor shall not have placed adequate funds in escrow pursuant to Section 5 below to cover such payment), before the last day on which the same may be paid without penalty or interest, all real estate taxes, sewer rents, water charges and all other municipal and governmental assessments, rates, charges, impositions and liens (hereinafter referred to as "Impositions") which now or hereafter are imposed by law upon the Security, whether relating directly to the Security or to property adjoining or abutting the Security. If any Imposition is not paid within the time hereinabove specified, Grantee shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Grantor to Grantee and shall be secured by the lien and security title of this Deed; but Grantor may in good faith contest, at Grantor's own cost and expense, by proper legal proceedings, the validity or amount of any Imposition, on the condition that Grantor first shall deposit with Grantee, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Grantor is ultimately required to pay such contested item, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Grantor will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any Imposition.

                  Grantor hereby assigns to Grantee all rights of Grantor now or hereafter arising in and to the refund of any Imposition and any interest thereon. If following receipt of any such refund by Grantee, there exists no Event of Default (as hereinafter defined) hereunder, then Grantee shall pay over the same to Grantor promptly after demand; if there exists an Event of Default hereunder, Grantee may apply said refund in reduction of the Indebtedness in whatever order Grantee may elect.

         5. Tax Deposits. Grantor shall deposit with Grantee, or with an escrow agent selected by Grantor, on the first day of the calendar month immediately following the date of this Deed and on the first day of each calendar month thereafter (each of which dates is hereinafter called the "monthly tax deposit date") until the payment in full of the Indebtedness a sum equal to one-twelfth of the Impositions to be levied, charged, assessed or imposed upon or for the Security within one year after said monthly tax deposit date. If on any monthly tax deposit date the amount of Impositions to be levied, charged, assessed or imposed within the ensuing one year period shall not be fixed, such amount for the purpose of computing the deposit to be made by Grantor hereunder, shall be estimated by Grantee, with appropriate adjustment when the amount of such Impositions is fixed.

                  The sums deposited by Grantor under this Section shall be held in an interest bearing account with interest being retained by Grantee and free of trust except to the extent, if any, that applicable law shall otherwise require and applied in payment of such Impositions when due. Grantor shall give thirty (30) days prior written notice to Grantee in each instance when an Imposition is due, specifying the Imposition to be paid and the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified in Section 4 hereof entitled "Impositions".

         Notwithstanding the foregoing provision and so long as Grantor holds title to and controls the Security, Impositions are paid in full when due and there has been no Event of Default, or any state of facts which, with the passage of time or giving of notice, or both, would constitute an Event of Default under the Loan Documents, the interest earned by such escrows, less reasonable escrow costs, will be paid to Grantor on each real estate tax payment date.

         If for any reason the sums on deposit with Grantee or escrow agent under this Section shall not be sufficient to pay an Imposition within the time specified in Section 4 hereof, then Grantor shall, within ten (10) days after demand by Grantee, deposit sufficient sums so that Grantee may pay such Imposition in full, together with any penalty and interest thereon. Grantee may change its estimate of Impositions for any period, on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other reason, in which event Grantor shall deposit with Grantee or escrow agent within ten (10) days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited.

                  If any Imposition shall be levied, charged, assessed or imposed upon or for the Security, or any portion thereof, and if such Imposition shall also be a levy, charge, assessment or imposition upon or for any other premises not covered by the lien and security title of this Deed, then the computation of the amounts to be deposited under this Section shall be based upon the entire amount of such Imposition and Grantor shall not have the right to apportion any deposit with respect to such Imposition.

                  Upon an assignment of this Deed, Grantee shall have the right to arrange to transfer all amounts deposited and still in its possession to the assignee and Grantee shall thereupon be completely released from all liability with respect to such deposit and Grantor or owner of the Security shall look solely to the assignee or transferee in reference thereto.

                  Upon the payment in full by Grantor of the entire Indebtedness, any sums then held by Grantee under this Section shall be refunded to Grantor.

                  All amounts deposited shall be held by Grantee as additional security for the sums secured by this Deed, and Grantor hereby grants to Grantee a security interest in such sums, and upon the occurrence of an Event of Default hereunder Grantee may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Grantee may elect.

                  Immediately upon receipt of such by Grantor, Grantor shall deliver to Grantee copies of all notices, demands, claims, bills, and receipts in relation to the Impositions.

         Notwithstanding the foregoing provisions, Grantee will waive the requirement for deposits as to that portion of Impositions payable directly to the governmental or other authority by tenants under the terms of leases approved by Grantee, provided satisfactory proof of payment is promptly furnished to Grantee.

         6. Change in Taxes. In the event any tax shall be due or become due and payable to the United States of America, the State of Georgia or any political subdivision thereof with respect to the execution and delivery or recordation of this Deed or any other Loan Document or the interest of Grantee in the Security, Grantor shall pay such tax at the time and in the manner required by applicable law and Grantor shall hold Grantee harmless and shall indemnify Grantee against any liability of any nature whatsoever as a result of the imposition of any such tax. In the event of the enactment, after the date of this instrument, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages, for Federal, State, or local purposes, or the manner of collection of any Impositions, so as to affect this Deed or the Note secured hereby, then Grantor shall upon demand make such payments to Grantee and take such other steps, as may be necessary in Grantee's reasonable judgment, to place Grantee in the same financial position as it was prior to any such enactment, failing which, or if the Grantor is not permitted by law to make such payments, the Indebtedness shall, at the option of Grantee, immediately become due and payable.

         7. Insurance. Grantor shall at all times until the Indebtedness shall be paid in full, keep the Security insured against loss or damage for its full replacement cost (which cost shall be reset once a year at Grantee's option) under policies of All Risk Replacement Cost Insurance with Agreed Amount Endorsement (including risks of war and nuclear explosion, if available), and shall further provide flood insurance (if the Security is situated in an area which is considered a flood risk area by the federal government or any agency thereof), boiler and machinery insurance, earthquake insurance, rent loss insurance in an amount sufficient to cover the total of all rents accruing from the Security for a one year period, comprehensive general liability insurance in a minimum amount of $1,000,000, and excess or umbrella liability of at least $25,000,000, during any period of restoration, a policy or policies of builder's "all risk" insurance in an amount not less than the full insurable value of the Security against such risks as Grantee may request, and such other appropriate insurance as Grantee may require from time to time, in such amounts and with such companies as shall be approved by Grantee with a Best's rating of A:XII or better, and will assign and deliver the original policy or policies of such insurance to Grantee. Each such policy shall name Grantee as an additional insured and shall provide that all proceeds shall be payable to Grantee, that the same may not be cancelled or modified except upon thirty (30) days prior written notice to Grantee, that no act or thing done by Grantor shall invalidate the policy as against Grantee, shall be endorsed with standard noncontributory mortgagee clauses in favor of and in form acceptable to Grantee, and shall otherwise be in such form as shall be reasonably acceptable to Grantee, so that at all times until the payment in full of the Indebtedness, Grantee shall have and hold the said policy and policies as further collateral for the payment of all Indebtedness. If Grantor shall fail to obtain any such policy or policies required by Grantee, or shall fail to assign and deliver the same to Grantee, then Grantee may obtain such insurance and pay the premium or premiums therefor, in which event Grantor shall, on demand of Grantee, repay such premium or premiums to Grantee and such repayment shall be secured by the lien and security title of this Deed. If Grantor fails to maintain the level of insurance required under this Deed, then Grantor shall indemnify Grantee to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained.

                  Grantor shall promptly provide to Grantee copies of any and all notices (including notice of non-renewal), claims, and demands which Grantor receives from insurers of the Security.

                  Effective from and after any Event of Default, Grantor hereby assigns to Grantee all rights of Grantor in and to any unearned premiums on any insurance policy required to be furnished by Grantor.

         8. Insurance/Condemnation Proceeds. Grantor hereby assigns to Grantee all proceeds of any insurance or condemnation awards which Grantor may be entitled to receive for loss or damage to, or taking of, the Security. In the event of loss or damage to, or a taking of, the Security, the proceeds of said insurance or condemnation award shall be payable to Grantee alone and Grantor hereby authorizes and directs any affected insurance company or governmental agency to make payment of the insurance proceeds or condemnation award directly to Grantee; provided, however, if the insurance proceeds or condemnation award in any one instance shall be less than $75,000, Grantor shall be entitled to collect such proceeds or awards and to retain any excess not required for repair or restoration. In the event that any such insurance proceeds or condemnation awards are paid directly to Grantor, Grantor shall make such proceeds or awards available to Grantee within five (5) days of Grantor's receipt thereof. No such loss or damage shall itself reduce the Indebtedness. Grantee is authorized to adjust and compromise such loss without the consent of Grantor, to collect and receive such proceeds or awards in the name of Grantee and Grantor and to endorse Grantor's name upon any check in payment thereof. Subject to the provisions of Sections 9, 10, and 11 hereof, such proceeds or awards shall be applied first toward reimbursement of all costs and expenses of Grantee in collecting said proceeds or awards, then toward payment of the Indebtedness or any portion thereof, whether or not then due and payable, in whatever order Grantee may elect, or Grantee may, at its option, apply said insurance proceeds or condemnation awards in whole or in part toward restoration of the Security for which such insurance proceeds or condemnation awards shall have been paid.

                  In the event of foreclosure of this Deed or other transfer of title to the Security and extinguishment, in whole or in part, of the Indebtedness, all right, title, and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as the insurance proceeds or condemnation awards are actually received and applied to reduce the principal balance outstanding.

         9. Restoration Following Fire and Other Casualty or Condemnation. In the event of damage to the Security by reason of fire or other hazard or casualty, Grantor shall give prompt written notice thereof to Grantee and shall proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the "Work") to restore the Security to its condition prior to such damage in full compliance with all legal requirements. In the event of a taking by power of eminent domain or conveyance in lieu thereof ("condemnation"), if restoration is feasible as reasonably determined by Grantee, then Grantor shall proceed with reasonable diligence to perform such restoration (also referred to as the "Work"). Before commencing the Work, Grantor shall comply with the following requirements:

                  (a) If the casualty or condemnation is of a nature that requires plans and specifications, Grantor shall furnish to Grantee complete plans and specifications for the Work, for Grantee's approval, which approval shall not be unreasonably withheld. Said plans and specifications shall bear the signed approval thereof by an architect satisfactory to Grantee and shall be accompanied by the architect's signed estimate, bearing the architect's seal, of the entire cost of completing the Work.

                  (b) Grantor shall furnish to Grantee true and correct copies of all permits and approvals required by law in connection with the commencement and conduct of the Work.

                  (c) If required by Grantee in its reasonable discretion, Grantor shall furnish to Grantee, prior to the commencement of the Work, a surety bond for or guaranty of completion of and payment for the Work, which bond or guaranty shall be in form satisfactory to Grantee and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Grantee, and in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds or condemnation award, if any, then held by Grantee and which Grantee shall have elected or shall be required to apply toward restoration of the Security as provided in Section 10 hereof.

                  Grantor shall not commence any of the Work until Grantor shall have complied with the above requirements, and thereafter Grantor shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in subsection (a) above.

                  If, as provided in Section 10 hereof, Grantee shall have elected or is required to apply any insurance proceeds or condemnation awards toward repair or restoration of the Security, then so long as the Work is being diligently performed by Grantor in accordance with the provisions of this Deed, Grantee shall disburse such insurance proceeds or condemnation awards to Grantor from time to time during the course of the Work in accordance with the following provisions:

         A. The Work shall be in the charge of an experienced construction manager satisfactory to Grantee with the consultation of any architect or engineer required pursuant to Section 9(a) above or otherwise required by

Grantee in its reasonable discretion.

         B. Each request for payment shall not be made more often than at thirty
(30) day intervals, on ten (10) business days prior notice to Grantee, and shall be accompanied by a certificate of the architect or engineer, if any (or, if none, by a certificate of Grantor), dated not more than ten (10) days prior to the application for withdrawal of funds, stating:

           (i) that all of the Work for which payment is being requested is in place and has been completed in compliance with the approved plans and specifications and all applicable legal requirements;

          (ii) that the sum then requested to be withdrawn has been paid by Grantor and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said persons in respect thereof and stating the progress of the Work up to the date of said certificate;

         (iii) that the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;

          (iv) that the remainder of the moneys held by Grantee will be sufficient to pay in full for the completion of the Work;

           (v) that no part of the cost of the services and materials described in the foregoing paragraph (ii) of this Clause B has been or is being made the basis of the withdrawal of any funds in any previous or then pending application; and

          (vi) that, except for the amounts, if any, specified in the foregoing paragraph (ii) of this Clause B to be due for services or materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Security or any part thereof.

         C. Grantor shall deliver to Grantee satisfactory evidence that the Security and every part thereof, and all materials and all property described in the certificate furnished pursuant to the foregoing Clause B, are free and clear of all mortgages, liens, charges or encumbrances, except (a) encumbrances, if any, securing indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate furnished pursuant to the foregoing Clause B, which encumbrances will be discharged upon disbursement of the funds then being requested, and (b) this Deed. Grantee shall accept as satisfactory evidence under this Clause C a certificate of a title insurance company acceptable to Grantee or an endorsement to Grantee's existing loan title policy insuring the lien and security title of this Deed, dated as of the date of the making of the disbursement, confirming the foregoing.

         D. If the casualty or condemnation results in the construction of any improvements outside the foundations of improvements existing prior to the casualty or condemnation, Grantor shall deliver to Grantee a survey of the Security dated as of a date within ten (10) days prior to the making of the advance (or revised to a date within ten days prior to the advance) showing no encroachments other than those, if any, acceptable to Grantee.

         E. There shall be no Event of Default by Grantor under the Note or under any of the other Loan Documents, or any state of facts existing which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

                  Grantee at its option may waive any of the foregoing requirements.

                  Upon compliance by Grantor with the foregoing Clauses A, B, C, D, and E (except for such requirements, if any, as Grantee at its option may have waived), Grantor shall, to the extent of the insurance proceeds or condemnation award, if any, which Grantee shall have elected or shall be required to apply to restoration of the Security, pay or cause to be paid to the persons named in the certificate furnished pursuant to the foregoing paragraph
(i) of Clause B, the respective amounts stated in said certificate to be due them (after taking into account a ten percent (10%) retainage ("Retainage") prior to completion) and Grantee shall pay to Grantor the amounts stated in said certificate to have been paid by Grantor (after taking into account the Retainage prior to completion).

                  If upon completion of the Work there shall be insurance proceeds or condemnation awards held by Grantee over and above the amounts withdrawn pursuant to the foregoing provisions, plus Retainage, then Grantee, at Grantee's option, may either retain such proceeds or awards and apply the same in reduction of the Indebtedness in whatever order Grantee may elect, or Grantee may pay over such proceeds or awards to Grantor.

                  Upon completion of the Work, in addition to the requirements of the foregoing Clauses A, B, C, D, and E, Grantor shall promptly deliver to
Grantee:

             (a) A written certificate of the architect or engineer, if any (or, if none, a written certificate of Grantor), that the Work has been fully completed in a good and workmanlike manner in accordance with the approved plans and specifications, if any;

             (b) A written report and endorsement to a policy of a title insurance company acceptable to Grantee insuring the Security against mechanics' and materialmen's liens;

             (c) A certificate by Grantor in form and substance satisfactory to Grantee, listing all costs and expenses in connection with the completion of the Work and the amount paid by Grantor with respect to the Work;


             (d) If required, a temporary certificate of occupancy and all other applicable certificates, licenses, consents and approvals issued by governmental agencies or authorities with respect to the Security and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Security is situated, provided that within thirty (30) days after completion of the Work, Grantor shall obtain and deliver to Grantee a permanent certificate of occupancy for the Security.

         Upon receipt of the foregoing items, Grantee shall pay any Retainage held by Grantee for the benefit of Grantor.

         10. Disposition of Condemnation or Insurance Proceeds. Grantee, in its absolute discretion, may decide whether and to what extent, if any, proceeds of insurance or condemnation will be made available to Grantor for repair or restoration of the Security, but Grantor shall effect such repair or restoration as provided above whether or not Grantee makes any of such proceeds available for that purpose. Notwithstanding the foregoing, Grantee agrees to make insurance or condemnation proceeds available to Grantor for repair or restoration provided:

           (i) Not more than 20% of the Security is damaged or taken, and, in the case of a condemnation, the portion of the Security not taken by condemnation has not, in Grantee's sole opinion, been rendered economically nonviable by the taking;

          (ii) There has been no Event of Default under the Loan Documents for the twelve (12) months preceding the damage or taking, and there does not then exist an Event of Default, or any state of facts which, with the passage of time or the giving of notice, or both, would constitute an Event of Default;

         (iii) Grantor can demonstrate to Grantee's satisfaction that Grantor has the financial ability to make all scheduled payments when due under the Loan Documents during repair or restoration;

          (iv)      Such damage or taking occurs prior to the last loan year;

           (v) The security of Grantee hereunder will not be impaired by releasing such proceeds to Grantor;

          (vi) Annual income from leases in place for the Security, as determined by Grantee in its reasonable discretion, plus any insurance for lost rents that will survive restoration provide coverage for the portion of the Note allocable to the Security as provided in Section 54(h), of at least 1.50 times the annual Debt Service Coverage (as hereinafter defined);

         (vii) The Work will return the Improvements to substantially the size, design, and utility as existed immediately before the casualty; and


        (viii) The proceeds are released under escrow/construction funding arrangements specified in Section 9 hereof.

                     "Debt Service Coverage" as used in this Deed shall mean the ratio, as determined by Grantee, of (a) Net Operating Income from the Security (and/or the property encumbered by the Second Deed and/or the Third Deed, as the context may require), for the applicable period of time to (b) Total Annual Debt Service. "Net Operating Income" is defined as gross income from operations of the Security for the previous twelve (12)-month period from leases of apartments therein (to the extent Grantee reasonably projects such income will continue for the immediately succeeding twelve (12) month period), subtracting therefrom all necessary and ordinary operating expenses applicable to the Security for such period of time (both fixed and variable to the extent reasonably projected by Grantee to continue for the next succeeding twelve (12) month period), including, but not limited to, utilities, administrative, cleaning, landscaping, security, repairs and maintenance, management fees, real estate and other taxes, assessments and insurance, but excluding therefrom deductions for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures and other similar noncash items. Gross income shall not be anticipated for any greater time period than that approved by generally accepted accounting principles nor shall ordinary operating expenses by prepaid. Documentation of Net Operating Income shall be certified by an officer of Grantor with detail satisfactory to Grantee and shall be subject to the approval of Grantee. "Total Annual Debt Service" shall mean the aggregate debt service payments (including principal and interest) on the Note (or on the First Note and/or the Second Note and/or the Third Note (all as hereinafter defined), as the context may require) for the applicable time period.

                  If Grantee elects not to make the proceeds available for the Work, then such proceeds shall be applied to reduce the Indebtedness in whatever order Grantee may elect. Any application of such proceeds to the principal indebtedness evidenced by the Note shall be at par and shall cause a pro rata reduction in payments of interest and, if applicable, principal, under the Note; provided, however, that if there exists an Event of Default, the prepayment fee as provided in the Note shall also be due. If during the last two loan years, Grantee applies insurance and/or Condemnation proceeds to pay down the Note, and provided no Event of Default then exists, Grantor shall have the option of prepaying the entire Note at par without any prepayment fee.

         11. Fire and Other Casualty; Self-Help. If within one hundred twenty
(120) days after the occurrence of any damage to the Security in excess of $50,000 or the condemnation of any portion of the Security, Grantor shall not have submitted to Grantee and received Grantee's approval of plans and specifications for the Work or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Grantee and all such governmental authorities, Grantor shall fail to promptly commence the Work, or if thereafter Grantor fails to perform the Work diligently or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with the Work (except to the extent caused by the failure of Grantee to comply with the terms of this Deed), or, in the case of any loss or damage not in excess of $50,000.00, if Grantor shall fail to commence the Work, or if thereafter Grantor fails to perform the Work diligently or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with the Work (except to the extent caused by the failure of Grantee to comply with the terms of this Deed), then, in addition to all other rights herein set forth, and after giving Grantor twenty (20) days written notice of the nonfulfillment of one or more of the foregoing conditions Grantee, or any lawfully appointed receiver of the Security, may at its respective option, perform or cause the Work to be performed and may take such other steps as it deems advisable to perform the Work, and may enter upon the Security for any of the foregoing purposes, and Grantor hereby waives, for Grantor and all others holding under Grantor, any claim against Grantee or such receiver arising out of anything done by Grantee or such receiver pursuant to this Section, and Grantee may apply insurance proceeds (without the need to fulfill the requirements of Section 9 hereof) to reimburse Grantee, and/or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of the Work, and any excess costs shall be paid by Grantor to Grantee upon demand, with interest at the Default Rate (hereinafter defined), and such payment shall be secured by the lien and security title of this Deed.

         12. Rent Insurance Proceeds. If Grantor shall promptly commence and diligently perform the Work, and there shall be no Event of Default under the Loan Documents, then Grantee shall each month pay to Grantor out of the rent insurance proceeds held by Grantee a sum equal to that amount, if any, of the rent insurance proceeds paid by the insurer which is allocable to the rental loss for the preceding month. Grantee at its option may waive any of the foregoing conditions to the payment of rent insurance proceeds. If Grantor does not fulfill the foregoing conditions entitling Grantor to monthly disbursements of rent insurance proceeds, then such rent insurance proceeds may be applied by Grantee, at Grantee's option, to the payment of the Indebtedness in whatever order Grantee may elect.

         13.      [INTENTIONALLY LEFT BLANK]

         14. Repair; Alterations; Waste; Environmental. Grantor shall keep all of the Security in good and substantial repair, and expressly agrees that it will neither permit nor commit any waste upon the Security, nor do any act or suffer or permit any act to be done, whereby the lien and security title hereof may be impaired and shall comply with all zoning laws, environmental laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter become applicable to the Security. Grantor shall repair or restore any building now or hereafter under construction on the Security and complete the same within a reasonable period of time. Grantor agrees not to initiate or acquiesce in any zoning variance or reclassification, without Grantee's prior written consent. Grantor shall not construct any additional building or buildings or make any other improvements on the Land, nor alter, remove or demolish any Improvements on the Land, without the prior written consent of Grantee, which consent shall not be unreasonably withheld.

                  Grantor shall comply with all terms and implement the recommendations of that certain ADA Compliance Plan dated December 8, 1995 by Wilson and Strickland,Inc.

                  If Grantor fails to observe any of the provisions of this Section, or suffers or permits any Event of Default to exist under this Section,

Grantee or a lawfully appointed receiver of the Security at its option, from time to time, may perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Security into compliance with the provisions of this Section and may enter upon the Security for any of the foregoing purposes, and Grantor hereby waives any claim against Grantee and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section. Grantor shall upon demand repay to Grantee and such receiver, with interest at the Default Rate, all amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien and security title of this Deed.

                  Grantor represents and warrants that there are and at all times will be at least 415 parking spaces as part of the Security.

                  Except for matters reflected in the Environmental Site Assessment - Wood Lake and Wood Ridge Apartments, prepared by ATC Environmental, Inc., Project No. 70106-0004, dated October 19, 1995 (the Environmental Report"), Grantor represents and warrants (i) that Grantor has not used and will not use and, to the best of Grantor's knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Security has used or is using Hazardous Materials (hereinafter defined) on, from or affecting the Security in any manner that violates the Environmental Laws (hereinafter defined); (ii) that, to the best of Grantor's knowledge, no Hazardous Materials have been disposed of on the Security, intentionally or unintentionally, directly or indirectly, by any person whether related or unrelated to Grantor, nor, to the best of Grantor's knowledge, have any Hazardous Materials migrated onto the Security; and (iii) that Grantor will not permit or suffer any such violation of the Environmental Laws.

         For purposes of this Deed, the following terms shall have the definition set forth:

         "Hazardous Materials" shall mean and include those elements, materials, compounds, mixtures, wastes or substances which are contained in any list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws (hereinafter defined) and, whether or not included in such lists, shall be deemed to include all products or substances containing petroleum, asbestos, and polychlorinated biphenyls.

         "Environmental Laws" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating or relating to protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Sections 9601 et seq., the Federal Oil Pollution Act of 1990, Sections 2701, et seq., the Federal Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the

Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. Sections 6901 et seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., the Federal Clean Air Act 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. Sections 401 et seq., the Georgia Air Quality Act, O.C.G.A. Sections 12-9-1 et seq., the Georgia Water Quality Control Act, O.C.G.A. Sections 12-5-20 et seq., the Ground-water Use Act of 1972, O.C.G.A. Sections 12-5-90 et seq., the Georgia Safe Drinking Water Act of 1977, O.C.G.A. Sections 12-5-170 et seq., the Erosion and Sedimentation Act of 1975, O.C.G.A. Sections 12-7-1 et seq., the Georgia Comprehensive Solid Waste Management Act, O.C.G.A. Sections 12-8-20 et seq., the Georgia Hazardous Waste Management Act, O.C.G.A, Sections 12-8-60 et seq., the Georgia Asbestos Safety Act, O.C.G.A. Sections 12-21-1 et seq., and the Georgia Hazardous Site Response Act, O.C.G.A. Sections 12-8-90 et seq., as any such acts may be amended, modified or supplemented, or rules and regulations of the EPA, the Georgia Department of Natural Resources or any other agency or governmental board or entity having jurisdiction over the Security.

                  Grantor represents and warrants that, except as set forth in the Environmental Report, no generation, treatment, storage or disposal of any Hazardous Materials has occurred or is occurring on the Security and that the Grantor will not permit or suffer any such generation, treatment, storage or disposal of Hazardous Materials on the Security or permit any lien under Georgia law to attach to the Security or any portion thereof or any interest therein. Grantor represents and warrants that it has not received any notice from any governmental agency or any tenant of the Security with regard to such Hazardous Materials, and has received no notice that the environmental and ecological condition of the Security is in violation of any Environmental Law.

         Grantor represents and warrants that, to the best of Grantor's knowledge and belief and except as set forth in the Environmental Report, the Security does not contain, and has not in the past contained, any asbestos containing material in friable form and there is no current or potential airborne contamination of the Security by asbestos fiber, including any potential contamination that would be caused by maintenance or tenant finish activities in the building(s).

         Grantor represents and warrants that it has not received any notice that the soil, surface water, and ground water of or on the Security are not free from any spills of oil or other solid or liquid waste, toxic or hazardous substance or contaminate, and Grantor, after making reasonable inquiry, has no knowledge or any such spill.

                  In the event that any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is reasonably necessary or desirable under any applicable Environmental Law, any judicial order, or by any governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Material in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Security (or any portion thereof), Grantor shall within thirty (30) days after written demand for performance thereof by Grantee (or such shorter period of time as may be required under any applicable Environmental Law), commence and thereafter diligently prosecute to completion, all such Remedial Work; provided, however, that Grantor may delay commencement of the Remedial Work for such time that Grantor is in good faith and diligently contesting the requirement of the governmental entity or person imposing the obligation to perform the Remedial Work, but only if and to the extent such contest is legally effective under the applicable Environmental Laws to permit such delay without penalty. All Remedial Work shall be performed by contractors approved in advance by Grantee, and under the supervision of a consulting engineer approved by Grantee. All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Grantee's reasonable attorneys' fees, paralegal fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely prosecute to completion, such Remedial Work, Grantee may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.

                  Grantor shall provide Grantee with prompt written notice (a) upon Grantor's becoming aware of any release or threat of release of any Hazardous Materials upon, under or from the Security; (b) upon Grantor's receipt of any notice from any federal, state, municipal or other governmental agency or authority in connection with any Hazardous Materials located upon or under or emanating from the Security; and (c) upon Grantor's obtaining knowledge of any incurrence of expense by any governmental agency or authority in connection with the assessment, containment or removal of any Hazardous Materials located upon or under or emanating from the Security.

         15. Environmental Indemnification. Grantor will indemnify Grantee against, and hold Grantee harmless from, any and all claim, liability, loss, cost damage, charge, lien, debt, fine, penalty, injunctive relief, demand, suit, judgment, adjudication, expense, or injury to person, property or natural resources, including attorney's fees and consulting fees (any of the foregoing being referred to herein as a "Claim"), arising out of, attributable to, which may accrue out of, or which may result from (i) a violation or alleged violation of the Environmental Laws in connection with the Security by any person or entity or other source whether related or unrelated to Grantor, or (ii) the actual or alleged presence, release, transportation, migration, generation, treatment, processing, storage or use or disposal (herein collectively referred to as a "Disposal") of Hazardous Materials (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) by any person or entity or other source, whether related or unrelated to Grantor, provided that in every case if Grantee owns the Security at the time of a Claim, such violation or Disposal giving rise to such Claim occurred prior to the time Grantee owned the Security. This indemnity shall survive the event of foreclosure of the Deed or conveyance of the Security in lieu thereof.

         16. Independence of Security. Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien and security title of this Deed to rely on the Security or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Grantor hereby assigns to Grantee any and all rights to give consent for all or any portion of the Security or any interest therein to be so used. Similarly, no part of the Security shall rely on any premises not subject to the lien and security title of this Deed or any interest therein to fulfill any governmental or municipal requirement. Grantor shall not by act or omission impair the integrity of the Real Property as a single zoning lot, and as one or more complete tax parcels, separate and apart from all other premises. Any act or omission by Grantor which would result in a violation of any of the provisions of this Section shall be void.

         17. No Other Liens. Grantor shall not consent, agree to, or permit any mortgage, lien, security title, or security interest upon or affecting the Security or any part thereof except as granted or permitted in this Deed and any other lien or security interest granted to Grantee.

                  Grantor will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien and security title hereof or to any assignment of rents and leases given to Grantee.

                  The covenants of this Section shall survive any sale of the Security and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title.

         18. Management. During the term of the loan secured hereby, Grantor shall at all times retain a professional management company to operate and manage the Security. A written management agreement shall be required and the management company and the form and content of the management agreement shall be subject to Grantee's approval, which shall not be unreasonably withheld or delayed. No change in such management shall be made without the prior written approval of Grantee which shall not be unreasonably withheld or delayed, and any attempted change in management without such consent shall be void. The management agreement must provide that it is subordinate to the lien of this Deed or terminable without cause upon thirty (30) days' prior written notice, and may not be modified or amended in any material manner without Grantee's prior written approval. Management fees shall not constitute a lien upon the Security and Grantee shall have no liability for payment of such fees.

         19.      [INTENTIONALLY LEFT BLANK]

         20. Sidewalks, Municipal Charges. Grantor will promptly pay and discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Security is situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Security, and Grantor will promptly cure any violation of law and comply with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Security, and in default thereof Grantee may, upon five (5) days notice to Grantor, pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by Grantee and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees), with interest thereon at the default rate specified in the Note, shall be a demand obligation of Grantor to Grantee, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by the lien and security title of this Deed.

         21. Assignment of Rents and Leases. Grantor hereby presently,

irrevocably, absolutely and unconditionally grants, transfers, assigns and sets over unto Grantee all of its right, title and interest in and to all present and future leases, license agreements, concession agreements, lease termination agreements and other occupancy agreements of any nature, oral or written, of the Land and of space in the Improvements together with all modifications, supplements, extensions, renewals and replacements thereof now existing or hereafter made, and also together with the rights to sue for, collect and receive all rents, prepaid rents, additional rents, royalties, security deposits, damages payable upon default by tenant, or other sums in any of said leases provided to be paid to the lessor thereunder, profits, income, license fees, concession fees, lease termination fees and issues of the Security (collectively, "Rents"), to be applied by Grantee in payment of the Indebtedness, and also together with any and all guaranties of the obligations of the tenants thereunder and the rights of Grantor to receive, hold and apply all bonds and security in all of said leases provided to be furnished to the lessor thereunder, and also together with the rights of Grantor to enforce any and all of the agreements, terms, covenants and conditions in all of said leases provided and to give notices thereunder. Grantee may receive and collect the Rents upon the occurrence of an Event of Default for so long as any such Event of Default shall exist, and during the pendency of any foreclosure proceeding and during any redemption period. Grantor agrees to consent to a receiver if this is believed necessary or desirable by Grantee to enforce its rights under this Section. Grantee hereby grants to Grantor a revocable license to collect the Rents as they respectively come due and to enforce said leases, so long as there exists no Event of Default under this Deed.

                  Grantor shall not otherwise assign or pledge, or contract, expressly or by implication, to assign or pledge, any lease of the Land or space in the Improvements or the rights to sue for, collect and receive any Rents, or the rights to receive, hold and apply any bonds and security in any of said leases provided to be furnished to the lessor thereunder, or the rights to enforce any of the agreements, terms, covenants or conditions of said leases or to give notices thereunder, unless in each instance the written consent thereto of Grantee is first obtained.

                  Nothing in this Deed shall be construed to obligate Grantee, expressly or by implication, to perform any of the covenants of Grantor as lessor under any of the leases hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the lessor.

                  If Grantee shall from time to time suffer or permit Grantor to sue for, collect or receive any Rents, or to receive, hold or apply any bonds or security under said leases, or to enforce any of the agreements, terms, covenants or conditions thereunder or to give notices thereunder, neither such sufferance nor permission shall constitute a waiver or relinquishment by Grantee of the rights hereunder and hereby assigned to Grantee with respect to any subsequent Rents, or with respect to any subsequent receipt, holding or application of bonds or security or any subsequent enforcement of such agreements, terms, covenants or conditions or any subsequent notices.

         22. Future Leases. The standard form of apartment lease used from time to time by Grantor shall be presented to, and subject to the prior approval of, Grantee. All such leases entered into after the date hereof shall be on such standard form or forms approved by Grantee. All leases shall provide that in addition to the annual minimum rental specified in the lease, the tenant will pay its separately metered utility charges for heat, lighting, hot water and sewer service.

                  All leases must be subordinate to the lien and security title of this Deed unless Grantee otherwise specifies. Each lease must contain a provision that, upon notice to tenant by Grantee, the lease shall become superior, in whole or in part, to the lien and security title of this Deed. Without limiting the foregoing, Grantee hereby reserves the right to subordinate this Deed to any lease subsequently made by recording in the Records of Cobb County, Georgia, in which this Deed is recorded a declaration to that effect, executed by Grantee, which declaration once so recorded shall be binding upon the tenant under such lease and such tenant's successors and assigns.

                  Within ten (10) days after request by Grantee, Grantor will furnish to Grantee a true and complete copy of each lease, amendment, modification, extension, or renewal of lease, hereafter made by Grantor with respect to space in the Security.

                  Grantor will from time to time upon demand of Grantee, confirm in writing the assignment to Grantee of any or all leases of the Land and space in the Improvements, and such written confirmation shall be in such form as Grantee shall require and as shall be necessary to make the same recordable.

         23. Grantor's Obligations as Lessor. (a) Grantor shall, at Grantor's cost and expense, promptly and fully perform each and every covenant, condition, promise and obligation on the part of the lessor to be performed pursuant to the terms of each and every lease or letting, written or oral, now or hereafter made with respect to the Security or any part or parts thereof, the failure of which when considered in the aggregate would reasonably be expected to have, or would have, a material adverse effect on the Security, and shall not suffer or permit there to exist any default in such performance on the part of such lessor or permit any event to occur which would give the tenant under any such lease the right to terminate the same or to offset rent.

                  (b) Grantor shall give Grantee immediate notice of any default under any lease or of the receipt by Grantor of any notice of default from the lessee or its successors or assigns under a lease, and Grantor shall furnish to Grantee immediately any and all information which Grantee may reasonably request concerning the performance and observance of all covenants, agreements and conditions contained in the leases by the lessor thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of the leases.

                  (c) In the event of any failure by Grantor to keep, observe or perform any covenant, agreement or condition contained in the leases or to comply with the terms and conditions of the leases as required in clause (a) of this Section 23, any performance, observance or compliance by Grantee pursuant to this Deed on behalf of Grantor shall not remove or waive, as between Grantor and Grantee the corresponding Event of Default under the terms of this Deed.

         24. Leases; Foreclosure. Any proceedings or other steps taken by Grantee to foreclose this Deed, or otherwise to protect the interests of Grantee hereunder, shall not operate to terminate the rights of any present or future tenant of space in the Improvements, notwithstanding that said rights may be subject and subordinate to the lien and security title of this Deed, unless Grantee specifically elects otherwise in the case of any particular tenant. The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant's rights will not be asserted by Grantor or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Grantee to foreclose this Deed or otherwise protect the interests of Grantee hereunder.

         25.      [INTENTIONALLY LEFT BLANK]

         26. Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Grantee to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

                  (a) Any payment of any installment of principal or interest due under the Note, or payment of any other sum due under the Note or under any of the other Loan Documents, is not received by Grantee within five (5) business days following the date when such payment was due;

                  (b) Failure of the Grantor in the observance or performance of any covenant, promise or agreement provided in this Deed or in any other Loan Document other than relating to the payment of indebtedness or money (a "failure to perform") for thirty (30) days after the giving of notice by Grantee to Grantor specifying the nature of the failure to perform; provided, however, that if the nature of such failure to perform is such that the same cannot be cured within such thirty (30) day period, such failure to perform shall not be deemed an Event of Default if Grantor shall within such period commence to cure that failure to perform and thereafter diligently prosecute the cure to completion, but in no event more than one hundred twenty (120) days in the aggregate. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause(b) shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Deed, and the specific notice and cure or performance period provided for in such provision shall control, and a failure by Grantor to cure a default under such provision within the applicable cure period shall be an Event of Default under this Deed;

                  (c) Any representation, warranty, or statement of the Grantor, or the managing general partner of Grantor, contained herein or in any of the Loan Documents, including without limitation the Environmental Indemnification Agreement, or in any writing delivered to Grantee simultaneously with the execution and delivery of the Loan Documents, proves to be untrue in any material respect as of the date when made;

                  (d) Grantor, or the managing general partner of Grantor, shall
(i) have an order for relief entered in a proceeding under Title 11, United States Code, whether such order shall result from a voluntary or involuntary petition, (ii) seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, (iii) file a petition or initiate a proceeding under the bankruptcy, insolvency, receivership, or similar laws of the United States, any state or any jurisdiction, (iv) make a general assignment for the benefit of creditors, or (v) be unable to pay its debts as they mature;


                  (e) A court shall enter an order, judgment or decree appointing, without the consent of Grantor, or the managing general partner of Grantor, a receiver or trustee for it or for any of the Security or approving a petition filed against Grantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty
(60) days after it is entered;

                  (f) Any default shall occur and be continuing beyond any cure or grace period expressly provided under that certain Deed to Secure Debt and Security Agreement (hereinafter referred to as the "Second Deed"), given by Grantor to Grantee, dated of even date herewith and to be recorded on or about the date hereof in the Records of Cobb County, Georgia, conveying an apartment project known as "Wood Ridge Apartments" in Cobb County, Georgia, to secure the Note; or

                  (g) Any default shall occur and be continuing beyond any cure or grace period expressly provided under that certain Deed to Secure Debt and Security Agreement (hereinafter referred to as the "Third Deed"), given by Grantor to Grantee, dated of even date herewith and to be recorded on or about the date hereof in the Records of Cobb County, Georgia, conveying an apartment project known as "Plantation Crossing Apartments" in Cobb County, Georgia, to secure the Note.

         27. Remedies Upon Default. Immediately upon the occurrence of any Event of Default, Grantee shall have the option, in addition to and not in lieu of or substitution for all other rights and remedies provided in this Deed or any other Loan Document or provided by law or in equity, and is hereby authorized and empowered by Grantor, to do any or all of the following:

                  (a) Declare without notice the entire unpaid amount of the Indebtedness immediately due and payable and, at Grantee's option, (i) to bring suit therefor, or (ii) to bring suit for any delinquent payment of or upon the Indebtedness, or (iii) to take any and all steps and institute any and all other proceedings of law or in equity that Grantee deems necessary to enforce payment of the Indebtedness and performance of other obligations secured hereunder and to protect the lien and security title of this Deed.

                  (b) Grantee may sell the Security or any part of the Security at one or more public sale or sales before the door of the courthouse of the county in which the Land or any part of the Land is situated, to the highest bidder of cash, in order to pay the Indebtedness, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees, after advertising the time, place and terms of sale once a week for four
(4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Security or any part of the Security in fee simple with full warranties of title, and to this end Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Security and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Indebtedness. In the event of any sale under this Deed by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Security may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its sole discretion may elect, and if Grantee so elects, Grantee may sell the Personal Property covered by this Deed at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State of Georgia, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Security are sold or the Indebtedness is paid in full. If the Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Grantee may at its option exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Grantee may determine.

                  (c) Cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories.

                  (d) Procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders at foreclosure sale; make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Grantee regarding the Security.

                  (e) Grantee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and whether or not a receiver has taken possession of the Security to operate the Security and to collect and apply the Rents, including those past due and unpaid, after payment of all necessary charges and expenses, in reduction of the Indebtedness. The receiver shall have all of the rights and powers permitted under the laws of the State of Georgia. Except for damage caused by Grantee's willful misconduct, Grantor hereby waives any claim Grantor may have against Grantee for mismanagement of the Security during Grantee's operation of the Security under this subparagraph or as mortgagee in actual possession under applicable statutes.

                  (f) Grantee shall have the right to enter and take possession of the Security in accordance with the following:

                  (i) If an Event of Default shall have occurred, Grantor, upon demand of Grantee, shall forthwith surrender to Grantee the actual possession of the Security and, to the extent permitted by law, Grantee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Security without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

                  (ii) If Grantor shall for any reason fail to surrender or deliver the Security or any part thereof after such demand by Grantee, Grantee may obtain a judgment or decree conferring upon Grantee the right to immediate possession or requiring Grantor to deliver immediate possession of the Security to Grantee. Grantor will pay to Grantee, upon ten (10) days notice, all expenses of obtaining such judgment or decree, including reasonable compensation to Grantee, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Indebtedness and shall be secured by this Deed.

                  (iii) Upon every such entering upon or taking possession of, Grantee may hold, store, use, operate, manage and control the Security and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;
        (ii) insure or keep the Security insured; (iii) manage and operate the Security and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise act with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Grantee, all as Grantee from time to time may determine to be in its best interest. Grantee may collect and receive all the income, rents, issues, profits and revenues from the Security, including those past due as well as those accruing thereafter, and Grantee may apply any moneys and proceeds received by Grantee, in whatever order or priority Grantee in its sole discretion may determine, to the payment of (i) all expenses of taking, holding, managing and operating the Security (including compensation for the services of all persons employed for such purposes); (ii) the cost of all such maintenance, repairs, renewals, replacements, additional, betterments, improvements, purchases and acquisitions; (iii) the cost of such insurance; (iv) such taxes, assessments and other similar charges as Grantee may at its option pay; (v) other proper charges upon the Security or any part thereof; (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Grantee; (vii) accrued interest; (viii) deposits required in Paragraph 5 and other sums required to be paid under this Deed; or (ix) overdue installments of principal. Anything in this subparagraph to the contrary notwithstanding, Grantee shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Grantee of its rights under this Deed, and Grantee shall be liable to account only for the rents, incomes, issues, profits and revenues actually received by Grantee.

                  (iv) In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed shall be paid and all

        Events of Default shall be cured, and as a result thereof Grantee surrenders possession of the Security to Grantor, the same right of taking possession shall continue to exist if any subsequent Events of Default shall occur.

                  (g) Grantee may, at its option without waiving any Event of Default, pay, perform or observe any or all of Grantor's obligations under the Loan Documents, and all payments made or costs or expenses incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Grantee with interest thereon at the default rate provided in the Note. Grantee shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Grantee is hereby empowered to enter and to authorize others to enter upon the Security or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to Grantor or any person in possession holding under Grantor.

                  (h) Apply against the Indebtedness in such order as Grantee shall determine any funds held for the benefit of Grantor in escrow by Grantee or by any third-party escrow agent under any of the Loan Documents, including without limitation any funds held under the escrow established by Section 5 of this Deed.

                  (i) Upon any foreclosure sale, Grantee may bid for and purchase the Security and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any sale of the Security by foreclosure, through judicial proceedings, by advertisement or otherwise, the proceeds of any such sale which are applied in accordance with the Deed shall be applied in the order following to: (i) all expenses incurred for the collection of the Indebtedness and the foreclosure of this Deed, including reasonable attorneys' fees, or such attorneys' fees as are permitted by law; (ii) all sums expended or incurred by Grantee directly or indirectly in carrying out the terms, covenants and agreements of the Note or notes evidencing the Indebtedness, of this Deed and any other Loan Documents, together with interest thereon as therein provided; (iii) all late payment charges, prepayment fees, advances and other amounts due under any of the Loan Documents; (iv) all accrued and unpaid interest upon the Indebtedness; (v) the unpaid principal amount of the Indebtedness; and (vi) the surplus, if any, to the person or persons legally entitled thereto.

                  In the event of any acceleration of the Indebtedness pursuant to the first paragraph of this Section, Grantor shall pay to Grantee together with the principal indebtedness and interest thereon an amount equal to the prepayment fee provided for in the Note and such fee shall be included as part of the Indebtedness.

                  Failure to exercise any option to accelerate in the event of a default or other circumstance permitting the exercise of such option, shall not constitute a waiver of the default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option in the event of any other default or circumstance specified above.

         28. Acceleration Interest. In addition to any late payment charge which may be due under the Note, Grantor shall pay interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the interest rate set forth in the Note plus four percent (4%) per annum, or (ii) the maximum rate permitted by law, from and after the first to occur of the following events: if Grantee elects to cause the acceleration of the Indebtedness; if a petition under Title 11, United States Code, shall be filed by or against Grantor or if Grantor shall seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, make a general assignment for the benefit of creditors, or be unable to pay its debts as they become due; if a court shall enter an order, judgment or decree appointing, with or without the consent of Grantor, a receiver or trustee for it or for any of the Security or approving a petition filed against Grantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; or if all sums due hereunder are not paid on the Maturity Date as set forth in the Note.

         29. Late Charge. In the event any sums due under the Note, this Deed or any other Loan Document, are not paid by Grantor when due, without regard to any cure or grace period, Grantor shall pay to Grantee for the month during which such payment is not made when due and for each month or fraction thereof that such sum remains unpaid, a late charge equal to the lesser of four percent (4%) of such installment or the maximum amount allowed by law, as the reasonable estimate by Grantee and Grantor of a fair average compensation for the loss that may be sustained by Grantee due to the failure of Grantor to make timely payments, and such amount shall be secured hereby. Such late charge shall be paid without prejudice to the right of Grantee to collect any other amounts provided to be paid or to declare an Event of Default under this Deed or any other Loan Document.

         30. Security Interest. This Deed shall, as to any equipment and other Personal Property covered hereby, be deemed to constitute a security agreement, and Grantor, as debtor, hereby grants to Grantee, as secured party, a security interest therein pursuant to the Uniform Commercial Code as enacted in the State of Georgia. Grantor agrees, upon request of Grantee, to furnish an inventory of Personal Property owned by Grantor and subject to this Deed and, upon request by Grantee, to execute any supplements to this Deed, any separate security agreement and any financing statements and continuation statements in order to include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby. Upon any Event of Default, Grantee shall have all of the rights and remedies provided in said Code or otherwise provided by law or by this Deed, including but not limited to the right to require Grantor to assemble such Personal Property and make it available to Grantee at a place to be designated by Grantee which is reasonably convenient to both parties, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Grantee sends such notice to Grantor at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Grantee first to the reasonable expenses in connection therewith, including reasonable attorneys' fees and legal expenses incurred, and then to payment of the Indebtedness. With respect to the Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the State, this Deed shall also constitute a financing statement and a fixture filing under the Georgia Uniform Commercial Code.

                  Grantor warrants that (i) Grantor's (that is "Debtor's) name, identity or corporate structure and residence or principal place of business are as set forth in Exhibit B attached hereto and by this reference made a part hereof; (ii) Grantor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in said Exhibit B; and (iii) the location of the collateral is upon the Land. Grantor covenants and agrees that Grantor will furnish Grantee with notice of any change in the matters addressed by clauses (i) and (iii) of this paragraph within thirty (30) days of the effective date of any such change and Grantor will promptly execute any financing statements or other instruments deemed necessary by Grantee to prevent any filed financing statement from becoming misleading or losing its perfected status.

         31. Right of Entry. Grantee and Grantee's representatives may at all times upon two (2) days prior telephone notice to Grantor enter upon the Security and inspect the same, or cause it to be inspected by agents, employees or independent contractors of Grantee, and show the same to others, but Grantee shall not be obligated to make any such entry or inspection.

         32. Estoppel Certificate. Grantor, within fifteen (15) days after written request from Grantee, will furnish a signed statement in writing, duly acknowledged, of the amount then due or outstanding hereunder and whether or not any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses. Upon request by Grantee, Grantor shall exercise any right it may have to request an estoppel certificate from any or all of the tenants on the Security within five (5) days following Grantee's request.

         33. Annual Statements. Grantor shall, within ninety (90) days after the end of each fiscal year of Grantor, deliver to Grantee (a) annual statements audited and certified by an independent certified public accountant reasonably satisfactory to Grantee and prepared in accordance with generally accepted accounting principles, together with any "Notes to Financial Statements", showing in detail (l) a balance sheet for the Security as of the last day of such fiscal year, (2) a statement of earnings from the Security for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in connection with the operation of the Security, (3) a statement of cash flow and accounts receivable for the Security; and (b) a statement signed by Grantor listing all leases of space in the Improvements as of the last day of such fiscal year, the respective areas demised thereunder, the names of the tenants, the respective expiration dates of the leases, the respective rentals provided for therein, and such other information as may reasonably be requested by Grantee. Grantee hereby approves the certified public accounting firm of Imowitz, Koenig & Co., LLP.

                  In addition, Grantor agrees upon request from time to time to furnish Grantee (i) with unaudited quarterly cash flow reports for the Security within forty-five (45) days after the end of each fiscal year quarter, (ii) with current rent rolls for the Security, and (iii) with a proforma income statement and current expense statement for the current and prior year by January 15 of the current year.

                  If Grantor omits to prepare and deliver promptly any report required by this Section, Grantee may elect, in addition to exercising any remedy for an Event of Default as provided for in this Deed, to make an audit of all books and records of Grantor and its beneficiaries, including without limitation their bank accounts, which in any way pertain to the Security, and to prepare the statement or statements which Grantor failed to procure and deliver. Such audit shall be made and such statements shall be prepared by an independent Certified Public Accountant to be selected by Grantee. Grantor shall pay all expenses of the audit and other services, which expenses shall be secured hereby as part of the Indebtedness and shall be immediately due and payable with interest thereon at the Default Rate set forth herein.

                  Grantee shall afford any information received pursuant to this Section the same degree of confidentiality that Grantee affords similar information proprietary to Grantee; provided, however, that Grantee does not in any way warrant or represent that such information received from Grantor will remain confidential, and, provided further, that Grantee shall have the unconditional right to disclose, as necessary, any such information in the event Grantee sells, transfers, conveys, or assigns the Deed or any portion of the Indebtedness.

         34. Rights Cumulative. Each right and remedy of Grantee under this Deed, the Note and any other Loan Documents, shall be in addition to every other right and remedy of Grantee and such rights and remedies may be enforced separately or in any combination.

         35. Subrogation. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Security, such proceeds have been advanced by Grantee at Grantor's request, and Grantee shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Grantee and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Grantee is subrogated hereunder.

         36. No Waiver. Any failure by Grantee to insist upon the strict performance by Grantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Grantee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions hereof to be performed by Grantor.

         37. Deed Extension. The lien and security title hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Grantee, shall not affect the lien and security title hereof or the liability of Grantor or of any subsequent obligor to pay the principal indebtedness unless and until such lien or liability be expressly released in writing by Grantee.

         38. Indemnification. Grantor shall indemnify and hold Grantee harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including attorneys' fees) which Grantee may incur by reason of this Deed or with regard to the Security prior to the exercise of any remedies under this Deed, except to the extent caused by the gross negligence or intentional misconduct of Grantee. Grantor shall defend Grantee against any claim or litigation involving Grantee for the same, and should Grantee incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Grantor shall reimburse Grantee upon demand. Any amount owed Grantee under this provision shall bear interest at the Default Rate set forth herein and shall be secured hereby.

         39. Nonrecourse. Except as hereinafter in this Section and in Section 15 of the Note specifically provided, Grantor shall not be personally liable for the payment of any sums due hereunder or the performance of any obligations of Grantor hereunder or under any other Loan Document. No judgment for the repayment of the Indebtedness will be enforced against the undersigned personally or any property of the Grantor other than the Security and any other security furnished under the Loan Documents in any action to foreclose this Deed or to otherwise realize upon any security furnished under the Loan Documents or to collect any amount payable under the Loan Documents. Notwithstanding the foregoing:

             (a) Nothing herein contained shall be construed as prohibiting Grantee from exercising any and all remedies which the Loan Documents permit, including the right to bring actions or proceedings against Grantor and to enter a judgment against Grantor, so long as the exercise of any remedy does not extend to execution against or recovery out of any property of Grantor other than the security furnished under the Loan Documents;

             (b) Grantor shall be fully and personally liable for (i) misapplying any condemnation awards or insurance awards attributable to the Security, to the full extent of such awards so misapplied, (ii) misapplying any security deposits attributable to the Security, to the full extent of such deposits so misapplied, (iii) collecting any rents in advance in violation of any covenant contained in the Loan Documents, to the full extent of such rents so collected in advance, (iv) committing fraud, misrepresentation or waste in connection with the operation of the Security or the making of the loan evidenced hereby, to the full extent of any loss, damage, expense or costs (including reasonable attorneys' fees) incurred by Grantee resulting from such fraud, misrepresentation or waste, (v) failing to pay any debt service on any indebtedness related to the Security, operating and maintenance expenses, insurance premiums, deposits into a reserve for replacements or other sums required by the Loan Documents, but only to the extent of any gross revenues from the Security during the period beginning twelve
        (12) months prior to a notice of acceleration to Grantor through the date of foreclosure or deed in lieu of foreclosure that were available to pay such expenses but were not so used, (vi) failing to pay real estate taxes and assessments which are a lien against the Security during the period of Grantor's ownership (excluding any period during which a receiver for the Security has been appointed by a court of competent jurisdiction), to the full extent of such unpaid taxes (excluding, however, any such real estate taxes and assessments for which funds shall have been escrowed by Grantor with or for the benefit of Grantee for the payment thereof as provided in Section 5 hereof), and
        (vii) failing to maintain the levels of insurance required under this Deed or any other of the Loan Documents, to the full extent of any insurance proceeds that would have been available had such levels of insurance been maintained;

             (c) There shall be no limitation, in any event of Grantor's personal liability under, and the exercise of any of Grantee's rights under any indemnity from Grantor to Grantee including but not limited to, the Environmental Indemnification Agreement of even date herewith from Grantor to Grantee with regard to the Security except as may be expressly set forth therein.

         40. Attorneys' Fees. Any reference to "attorney fees", attorneys' fees", or "attorney's fees", in this document includes but is not limited to both the fees, charges and costs incurred by Grantee through its retention of outside legal counsel and the allocable fees, costs and charges for services rendered by Grantee's in-house counsel. Any reference to "attorney fees", attorneys' fees", or "attorney's fees", shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Grantee in the collection of any Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of this Deed, the sale of the Security, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Grantee may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Grantee has provided notice of default or of an intention to exercise its remedies for such default.

         41. Administrative Fees. Grantee shall have the right to charge administrative fees during the term of the Note as Grantee may determine, in its sole reasonable discretion, in connection with any servicing requests made by Grantor requiring Grantee's evaluation, preparation and processing of any such requests. Administrative fees shall not be charged for routine servicing matters contemplated by the Loan Documents including, without limitation: processing payments; processing insurance and UCC continuation documentation; processing escrow draws; review of tenant leases, subordination non-disturbance and attornment agreements and tenant estoppels on standard forms approved by Grantee without material modifications. Such administrative fees shall apply without limitation to requests for matters not permitted or contemplated by the Loan Documents (including, without limitation: request for transfers or assignments, requests for partial releases; requests for review of new easements), and to requests, which, while contemplated by the Loan Documents, because of the nature of the request, will require significantly more time than an institutional lender, acting reasonably, would contemplate for such request (including without limitation, request for the approval of tenant leases, tenant estoppels and tenant subordination, non-disturbance and attornment agreements which contain material differences from Grantee's standard form.) Grantee shall also be entitled to reimbursement for professional fees it incurs for such administration, including without limitation, those of architects, engineers and attorneys (whether (i) employed by Grantee or its affiliate or (ii) engaged by Grantee or its affiliates as independent contractors).

         42. Protection of Security; Costs and Expenses. Grantor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Grantee, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Grantee may appear, and in any suit brought by Grantee to foreclose this Deed or to enforce or establish any other rights or remedies of Grantee hereunder. If Grantor fails to perform any of the covenants or agreements contained in this Deed, or if any action or proceeding is commenced which affects Grantee's interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Grantee may, but without obligation to do so and without notice to or demand upon Grantor and without releasing Grantor from any obligation hereunder, make such appearances, disburse such sums and take such action as Grantee deems necessary or appropriate to protect Grantee's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Security to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Grantee appears to be prior or superior hereto. Grantor further agrees to pay all reasonable expenses of Grantee (including without limitation fees and disbursements of counsel) incident to the protection of the rights of Grantee hereunder, or to enforcement or collection of payment of the Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Grantor, or otherwise. Any amounts disbursed by Grantee pursuant to this Section shall be additional indebtedness of Grantor secured by the Loan Documents as of the date of disbursement and shall bear interest at the Default Rate. All such amounts shall be payable by Grantor immediately without demand. Nothing contained in this Section shall be construed to require Grantee to incur any expense, make any appearance, or take any other action.

         43. Notices. Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be deemed to have been properly given when either delivered personally, delivered to a reputable overnight delivery service providing a receipt or deposited in the United States mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore have been designed in writing. The effective date of any notice given as aforesaid shall be the date of personal service, one
(1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States mail, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Grantee:

                  CIGNA Corporation
                  c/o CIGNA Investment, Inc.
                  900 Cottage Grove Road
                  Hartford, CT  06152-2319
                  Attn:  Investment Services, S-319


with a copy to:

                  CIGNA Corporation
                  Investment Law Department
                  900 Cottage Grove Road
                  Hartford, CT  06152-2215
                  Attn:  Real Estate Division, S-215A

If to Grantor:

                  Century Properties Fund XIX
                  5665 Northside Drive,N.W.
                  Suite 370
                  Atlanta, Georgia 30328

with a courtesy copy to:

                  Post & Heymann, LLP
                  Suite 214
                  100 Jericho Quadrangle
                  Jericho, New York 11753
                  Attn: David J. Heymann


         Notwithstanding the foregoing agreement to provide a courtesy copy to Grantor's attorneys, such copy shall be a courtesy copy only, and failure to provide such courtesy copy shall have absolutely no effect or entitle Grantor to any remedy whatsoever. Any notice duly given to Grantor shall be effective whether or not the courtesy copy was given to Grantor's attorneys.

         44. Release. Upon the satisfaction in full of the Indebtedness, Grantee shall release of record the Security from the lien hereof and shall surrender this Deed and all notes evidencing indebtedness secured by this Deed to Grantor. Grantor shall pay all costs of recordation.

         45. Applicable Law. The provisions hereof shall be construed in accordance with the laws of the State of Georgia (the "State").

         46. Invalidity. If any provision of this Deed shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Deed, except that if such provision relates to the payment of a monetary sum, then the Grantee may, at its option, declare the Indebtedness due and payable upon sixty (60) days prior written notice to Grantor and, provided there exists no Event of Default hereunder, without prepayment fee or premium.

         47. Captions. The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

         48. Modifications. This Deed may not be changed or terminated except in writing signed by both parties. The provisions of this Deed shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

         49. Bind and Inure. The provisions of this Deed shall be binding on the Grantor and its heirs, successors and assigns, and any subsequent owners of the Security. The covenants of Grantor herein shall run with the land, and this Deed and all of the covenants herein contained shall inure to the benefit of the Grantee, its successors and assigns.

         50. Replacement of Note. Upon receipt of evidence reasonably satisfactory to Grantor of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Grantor or, in the case of any such mutilation, upon surrender and cancellation of the Note, Grantor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Deed to the Note shall be deemed to refer to such replacement Note.

         51. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Deed, the Note and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness.

         52. Waiver of Grantor's Rights. BY EXECUTION OF THIS DEED AND BY INITIALING THIS PARAGRAPH, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF GRANTEE TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER SECURED INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURITY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THIS DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED AND INITIALING THIS PARAGRAPH; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS DEED IS VALID AND ENFORCEABLE BY GRANTEE AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.


                             INITIALED BY GRANTOR:

                             ---------------------


         53. Discontinuance of Proceedings. In case Grantee shall have proceeded to enforce any right, power or remedy under this Deed by foreclosure, entry or otherwise or in the event Grantee commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then in every such case (i) Grantor and Grantee shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall and shall be deemed to be a continuing Event of Default and (iv) neither this Deed, nor the Note, nor the Indebtedness, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise Grantor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

         54. Limitations on Transfers. Except as set forth in this Section, neither the Security, nor any interest in the Security, nor any interest (direct or indirect) in Grantor may be transferred, sold, assigned or conveyed. Grantee may, at its option, accelerate the entire Indebtedness at any time during the term of this Deed, if, without Grantee's prior written approval, which approval may be granted or withheld in Grantee's sole discretion, either (i) Grantor sells, assigns, transfers or otherwise ceases to own the Security (except pursuant to a transfer expressly permitted pursuant to this Section, pursuant to leases of individual apartment units in the ordinary course of Grantor's business, pursuant to a condemnation of any portion of the Security or pursuant to the replacement of any Personal Property with comparable Personal Property in the ordinary course of Grantor's business), or (ii) an interest (direct or indirect) in Grantor is transferred or assigned. Grantee hereby consents to the transfer (directly or indirectly) of the interest in Grantor of the general partner of Grantor to Insignia Financial Group, Inc. or any entity controlled (directly or indirectly) by Insignia Financial Group, Inc.

                  Grantor shall be entitled to make a one-time sale, transfer or assignment in whole or in part of its interest in the Security; subject to the following terms and conditions:

             (a) There shall then exist no Event of Default hereunder.

             (b) A current property inspection by Grantee or Grantee's designee must disclose that all reasonably necessary maintenance on, or damage or destruction to the Security, has been completed or repaired.

             (c) The proposed transferee shall be a Qualified Real Estate Investor (as hereinafter defined).

             (d) The proposed transferee must have specific related real estate experience in the Metropolitan Statistical Area where the Security is located.

             (e) Prior to the proposed transfer, the proposed transferee shall own or manage at least 1,000 apartment units.


             (f) At least sixty (60) days prior to such transfer Grantor must provide Grantee with all of the material provisions of such transfer including, without limitation, the proposed date of transfer, the name, net worth, background and address of the proposed transferee, and the purchase price.

             (g) Grantor shall provide Grantee with such evidence as Grantee may require that the proposed transferee shall fulfill each and every obligation of Grantor under the Loan Documents and such transfer shall not affect or impair Grantee's security and rights under the Loan Documents.

             (h) If the proposed sale of the Security does not also include the sale of the properties encumbered by the Second Deed (hereinafter referred to as the "Second Deed Security") and the Third Deed (hereinafter referred to as the "Third Deed Security"), then the indebtedness then outstanding under the Note shall, pursuant to documentation in all respects satisfactory to Grantee, be divided, amended and restated into three separate notes to be secured separately by this Deed, the Second Deed and the Third Deed, respectively, as follows:

                  (i) The note to be secured by this Deed (hereinafter referred to as the "First Note") shall be in the principal amount of $7,750,000 (less a pro rata amount of any prior amortization under the Note) and mandatory monthly amortization payments shall be in the amount of $57,271.82. Otherwise the terms of the First Note shall be the same as the terms of the Note.

                  (ii) The note to be secured by the Second Deed (hereinafter referred to as the "Second Note") shall be in the principal amount of $9,000,000 (less a pro rata amount of any prior amortization under the Note) and mandatory monthly amortization payments shall be in the amount of $66,509.21. Otherwise the terms of the Second Note shall be the same as the terms of the Note.

                  (iii) The note to be secured by the Third Deed (hereinafter referred to as the "Third Note") shall be in the principal amount of $5,250,000 (less a pro rata amount of any prior amortization under the Note) and mandatory monthly amortization payments shall be in the amount of $38,797.04. Otherwise the terms of the Third Note shall be the same as the terms of the Note.

        In the event, after the proposed transfer, any two of the Security, the Second Deed Security and the Third Deed Security, remain owned, directly or indirectly, by the same or affiliated parties, then the notes and deeds related to such properties shall be cross-defaulted and cross-collateralized; otherwise such notes and deeds shall no longer be cross-defaulted or cross-collateralized.

             (i) Such notice received under (f) above shall be accompanied by the payment of a non-refundable fee in the amount of one percent (1.0%) of the outstanding balance of the principal portion of the Note allocable to the Security as provided in (h) above, in cash or certified check to be retained by Grantee in order to induce Grantee to allow the proposed transferee to assume the obligations of Grantee under the Loan Documents, and such fee shall be returned to Grantor if Grantee disapproves of such transfer.

             (j) If the Second Deed Security and/or the Third Deed Security are not included in the proposed sale, then the loan-to-value ratio and Debt Service Coverage as to the allocated loan amounts for such properties as provided in (h) above, based on a then current appraisal using a 9% capitalization rate and calculated only with regard to the remaining property securing such remaining notes, must either (a) equal a 65% loan-to-value ratio with Debt Service Coverage of at least 1.5, or (b) equal or exceed the combined loan-to-value ratios and Debt Service Coverage of the Security, the Second Deed Security and the Third Deed Security immediately prior to the transfer. In the event they do not exceed the foregoing required ratio and coverage, then the Second Note and/or the Third Note will be required to be paid down at Grantee's option so that the resulting loan-to-value ratio is 65% and Debt Service Coverage is 1.5. In the event Grantee requires the Second Note and/or the Third Note to be paid down, such paydown will not be subject to any prepayment fee.

             (k) The loan-to-value ratio for the note(s) and property(ies) being transferred (calculated in the aggregate assuming cross-default and cross-collateralization is to continue as to the transferred properties, or calculated separately if cross-default and cross-collateralization is not continued), based on a then current appraisal of the property(ies) being transferred using a 9% capitalization rate must not exceed 65% and Debt Service Coverage for the note(s) being transferred must be at least 1.5.

             (l) Grantor shall pay for all of Grantee's costs and expenses associated with the transfer, including without limitation, attorney's fees charged by Grantee's staff counsel and special counsel.

             (m) Notwithstanding the above, a sale of the Security and the Second Deed Security, leaving the Third Deed Security as the only remaining security for the Third Note is permitted only if, immediately after such sale, the loan to value ratio as to the Third Note is no more than 60% and the Debt Service Coverage for the Third Note, based only upon the Third Deed Security, is at least 1.8.

                  For purposes of this Section, "Qualified Real Estate Investor" is defined as any reputable corporation, partnership, joint venture, joint-stock company, trust or individual with a substantial net worth and cash position sufficient to own and operate this size and type of property which shall be based in the United States, shall be free from any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings, and shall not have been, at the time of transfer or in the past, a litigant, plaintiff or defendant in any suit brought against or by Grantee in connection with a mortgage loan. Grantee agrees to be reasonable in the review of such qualifications.

         55. Sale of Security. Notwithstanding the provisions of Section 54, Grantor shall have the right to sell, transfer or assign in whole or in part its interest in the Security to any party (and to have this Deed cancelled in connection therewith) so long as:

             (a) Subsections (a), (j) and (l) of Section 54 are satisfied; provided, however, that if as a result of such sale the only note remaining outstanding is the Third Note and neither this Deed nor the Second Deed remain outstanding as security for the Third Note, then immediately after such sale, the loan to value ratio as to the Third Note must be no more than 60% and the Debt Service Coverage for the Third Note, based only upon the Third Deed Security, must be at least 1.8.

             (b) Grantor must prepay the principal amount allocable to the Security as provided in Section 54(h) above, in full in connection with such sale.

             (c) Grantor must pay a prepayment fee equal to the greater of (i) one percent (1.0%) of the principal amount prepaid or (ii) Yield Maintenance (as defined in the Note).

             (d) Grantor must provide Grantee with notice of such sale at least sixty (60) days prior to such sale.

         56. Regarding Certain Capital Improvements and Repairs. Grantor shall, within six (6) months from the date hereof, complete and pay for the repair/replacement of certain exterior wood components of certain of the apartment buildings included in the Security as contemplated by the Architectural-Engineering Evaluation and Building Condition Report prepared by Wilson and Strickland, Inc. dated October 26, 1995 and estimated to cost approximately $47,500 (including the similar work required by the Second Deed with regard to the Second Deed Security). On or before the last day of said six
(6) month period, Grantor will provide to Grantee a certificate of Grantor in form and content satisfactory to Grantee, certifying that all said repairs and/or replacements have been completed and paid for, together with such other evidence as Grantee may reasonably request confirming that such work has been completed and paid for.

                  If Grantor fails to complete such work in all material respects within six (6) months of the date hereof, then Grantee shall have the option upon thirty (30) days notice to Grantor to require that Grantor deposit in escrow with an escrow agent chosen by Grantee and pursuant to an escrow agreement satisfactory to Grantee, the funds necessary, in the reasonable discretion of Grantee, to pay for the completion of the incomplete items. Such escrowed funds shall be disbursed to Grantor if and when such work has been completed to the reasonable satisfaction of Grantee. All escrowed funds shall constitute additional security for the Note and upon the occurrence and during the continuation of any Event of Default, Grantee, at its option, shall be entitled to receive all such escrowed funds (including any interest earned thereon) and apply them to any sums due Grantee under the Note or under this Deed.



         IN WITNESS WHEREOF, the Grantor has duly executed this Deed as a sealed instrument on the day and year first above written.

                                       GRANTOR:

Signed, Sealed and                     CENTURY PROPERTIES FUND XIX,
delivered in the                       a California limited partnership
presence of:
                                       By:    Fox Partners II, a California
---------------------------                   general partnership, its general
Unofficial Witness                            partner

                                              By:    Fox Capital Management
---------------------------                          Corporation, a California
Notary Public                                        corporation, its general
                                                     partner

My Commission Expires:
                                                     By:
                                                        ------------------------
---------------------------                             Name:
                                                        Title:

    [NOTARIAL SEAL]                                  Attest:
                                                             -------------------
                                                             Name:
                                                             Title:

                                                             [CORPORATE SEAL]


                                   EXHIBIT A


                              Description of Land







                                   EXHIBIT B


                  Description of "Debtor" and "Secured Party"

A.  Debtor:

         1.       Name and Identity or Corporate Structure:

                  Century Properties Fund XIX, a California limited partnership.

         2. The residence or principal place of business of Debtor in the State of Georgia is located at 5665 Northside Drive, N.W., Atlanta, Fulton County, Georgia.

         3. If Debtor has more than one place of business in the State of Georgia, Debtor's chief executive office in the State of Georgia is located at 5665 Northside Drive, N.W., Atlanta, Fulton County, Georgia.

         4. Debtor has been using or operating under said name and identity or corporate structure without change for the following time period: From July 1, 1984 until the date hereof.

B.  Secured Party:    CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a
                      Connecticut corporation.